                                                                                                                       EXHIBIT 99.10

                                                   APPLICATION FOR VARIABLE LIFE
                                       AMERICAN NATIONAL INSURANCE COMPANY, GALVESTON, TEXAS
[LOGO APPEARS HERE]
------------------------------------------------------------------------------------------------------------------------------------
1.  NAME OF PROPOSED INSURED                   |      Sex     |      Date of Birth      |    Age    |    Height    |     Weight
                                               |    [_]  M    |       Mo./Day/Yr.       |           |              |
                                               |    [_]  F    |                         |           |              |
------------------------------------------------------------------------------------------------------------------------------------
(a) Street Address                              City                                          State          ZIP       Telephone No.

------------------------------------------------------------------------------------------------------------------------------------
(b) Social Security No.    |    (c) Occupation | (d) Annual Income  | (e) Are you a U.S. Citizen | (f) Do you have a Permanent Visa
                           |                   |                    |          [_]  Yes          |     [_]  Yes   Visa No. ________
                           |                   |                    |          [_]  No           |     [_]  No
------------------------------------------------------------------------------------------------------------------------------------
2.  OWNER IF OTHER THAN PROPOSED INSURED               | (b) Relationship to the Insured  | (c) Age  | (d) Social Security No.
    (a) Name                                           |                                  |          |
------------------------------------------------------------------------------------------------------------------------------------
    (e) Street Address                          City                                          State          ZIP       Telephone No.

------------------------------------------------------------------------------------------------------------------------------------
3.  [_] JOINT OWNER (with right to survivorship          [_] CONTINGENT OWNER (with right to survivorship)
------------------------------------------------------------------------------------------------------------------------------------
    (a) Name                                           |  (b) Relationship to the Insured | (c) Age  | (d) Social Security No.
------------------------------------------------------------------------------------------------------------------------------------
    (e) Street Address                          City                                          State          ZIP       Telephone No.

------------------------------------------------------------------------------------------------------------------------------------
4.  BENEFICIARIES (For additional space, use form 1048-ED3)
    Primary Beneficiary ____________________________________________________________________________________________________________
    Relationship to Insured _________________________________________ SSN # ___-__-____ Date of Birth ______________________________
    Second Beneficiary _____________________________________________________________________________________________________________
    Relationship to Insured _________________________________________ SSN # ___-__-____ Date of Birth ______________________________
------------------------------------------------------------------------------------------------------------------------------------
5.  AMOUNT PAID WITH APPLICATION ($10,000 Minimum) $ ____________________________        Specified Amount $ ________________________
    Anticipated Transfer Amount $ _________________________
------------------------------------------------------------------------------------------------------------------------------------
6.  SUITABILITY FOR VARIABLE LIFE                                                                                       Yes     No
    (a) Do you understand that the death benefit and cash value may increase or decrease depending on the investment
        return on the contract?                                                                                         [_]     [_]
    (b) Do you believe that this contract will meet your insurance needs and financial objectives?                      [_]     [_]
    (c) Did you receive all of the appropriate Fund Prospectuses?                                                       [_]     [_]
------------------------------------------------------------------------------------------------------------------------------------
7.  (a) Total Insurance/Annuities in Force On Proposed Insured: If none in force indicate "NONE."                           See

         Full Name of Company              | POLICY NO. |  ISSUE  |   Insured's Name    |  Plan  |  AMOUNT  |  Acc. | Dis. |  "b"
                                           |            |   DATE  |                                           Death | Inc. | below
------------------------------------------------------------------------------------------------------------------------------------
                                           |            |         |                     |        |          |       |      |
------------------------------------------------------------------------------------------------------------------------------------
                                           |            |         |                     |        |          |       |      |
------------------------------------------------------------------------------------------------------------------------------------
                                           |            |         |                     |        |          |       |      |
------------------------------------------------------------------------------------------------------------------------------------
                                           |            |         |                     |        |          |       |      |
------------------------------------------------------------------------------------------------------------------------------------
    (b) Will the variable life insurance applied for replace or use cash values of any existing insurance or annuity policy issued
        by any company?              [_]  Yes      [_]  No      If "Yes", indicate which one(s).  (Attach replacement forms)
------------------------------------------------------------------------------------------------------------------------------------
8.  TELEPHONE TRANSFER PRIVILEGE  I (We) hereby authorize and direct American National Insurance Company to make transfers from fund to fund and/or change the allocation of future investments based upon telephone instruction. I (We) agree to hold harmless and indemnify American National Insurance Company, its affiliates and employees and this account for any claim, loss, liability or expense arising out of any telephone transfer effected or any failure or overload of the telephone system.

INITIAL A OR B ONLY IF YOU ELECT THIS OPTION.
---------------------------------------------
_______________________
|_____________________|   (a) Telephone Transfer executive by Owner only

_______________________
|_____________________|   (b) Telephone Transfer executed by Owner OR Registered Representative
------------------------------------------------------------------------------------------------------------------------------------

Form 804b


9. (a)  ALLOCATION OF PREMIUM(S)   Choose OPTION 1 OR OPTION 2.
        OPTION 1  [_] Allocate my premium(s) as follows -- (Whole % only. Total allocation must equal 100%.)

        SM&R                                  FIDELITY                                      MFS

        ANIA BALANCED    ____________ %       ASSET MANAGER           ____________ %        GROWTH WITH INCOME    ____________ %
        ANIA MONEY MKT   ____________ %       INDEX 500               ____________ %        EMERGING GROWTH       ____________ %
        ANIA MANAGED     ____________ %       CONTRAFUND              ____________ %        RESEARCH              ____________ %
        ANIA GROWTH      ____________ %       ASSET MGR: GROWTH       ____________ %        VALUE                 ____________ %
                                              GROWTH OPP              ____________ %

        T. ROWE PRICE                         VAN ECK                                       LAZARD

        EQUITY INCOME    ____________ %       WORLDWIDE                                     EMERGING MARKETS      ____________ %
        INT'L STOCK      ____________ %         HARD ASSET            ____________ %        SMALL CAP             ____________ %
        MID-CAP GROWTH   ____________ %       WORLDWIDE
        LTD-TERM BOND    ____________ %         EMERGING MKTS         ____________ %        FIXED ACCOUNT         ____________ %

                                              FEDERATED

                                              UTILITY                 ____________ %
                                              U.S. GOV'T. SECURITIES  ____________ %
                                              HIGH INCOME BOND        ____________ %
                                              EQUITY INCOME           ____________ %
                                              GROWTH STRATEGIES       ____________ %

        OPTION 2  [_] Allocate my premium(s) to one of the following model portfolios.

(b)     ACCOUNT REBALANCING  [_] Aggressive  [_] Moderately Aggressive  [_] Moderate  [_] Moderately Conservative  [_] Conservative
        Rebalance my portfolio as indicated in Option 1 OR 2  [_] Yes   [_] No
        IF YES, check how often you would like your portfolio rebalanced.       [_] Quarterly   [_] Semiannually    [_] Annually
------------------------------------------------------------------------------------------------------------------------------------
10. DOLLAR COST AVERAGING  (A minimum accumulation value of $10,000 (in all subaccounts) is required at the time of election. No more than 10% can be transferred from the Fixed Account at the time of election.)

    **CANNOT CHOOSE BOTH DOLLAR COST AVERAGING AND ACCOUNT REBALANCING (ITEM 9b) AT THE SAME TIME**

    Start date ________________________________________________      End date _____________________________________________________

    FREQUENCY    [_] Monthly    [_] Quarterly    [_] Semiannually    [_] Annually

    PLEASE TRANSFER THE AMOUNTS INDICATED BELOW.

    FROM  Subaccount 1 __________________  $ _________________________  Subaccount 2 __________________  $ _________________________

    TO  (Whole % only. Total allocation must equal 100%.)

        SM&R                                  FIDELITY                                      MFS

        ANIA BALANCED    ____________ %       ASSET MANAGER           ____________ %        GROWTH WITH INCOME    ____________ %
        ANIA MONEY MKT   ____________ %       INDEX 500               ____________ %        EMERGING GROWTH       ____________ %
        ANIA MANAGED     ____________ %       CONTRAFUND              ____________ %        RESEARCH              ____________ %
        ANIA GROWTH      ____________ %       ASSET MGR: GROWTH       ____________ %        VALUE                 ____________ %
                                              GROWTH OPP              ____________ %

        T. ROWE PRICE                         VAN ECK                                       LAZARD

        EQUITY INCOME    ____________ %       WORLDWIDE                                     EMERGING MARKETS      ____________ %
        INT'L STOCK      ____________ %         HARD ASSET            ____________ %        SMALL CAP             ____________ %
        MID-CAP GROWTH   ____________ %       WORLDWIDE
        LTD-TERM BOND    ____________ %         EMERGING MKTS         ____________ %        FIXED ACCOUNT         ____________ %

                                              FEDERATED

                                              UTILITY                 ____________ %
                                              U.S. GOV'T. SECURITIES  ____________ %
                                              HIGH INCOME BOND        ____________ %
                                              EQUITY INCOME           ____________ %
                                              GROWTH STRATEGIES       ____________ %

11. SIMPLIFIED UNDERWRITING INFORMATION                                                                                    YES   NO

    (a) In the past 10 years have you been treated for or diagnosed by a member of the medical profession as having cancer (other than non-melanoma skin cancer), insulin dependent diabetes, or disease of the heart, blood or
        circulation system? (CIRCLE ALL THAT APPLY)                                                                        [_]   [_]

    (b) In the past 5 years, have you been treated for mental or nervous disorder, chronic respiratory disorder, kidney failure, liver disorder. or had or been advised to have treatment for drug or alcohol use?
        (CIRCLE ALL THAT APPLY)                                                                                            [_]   [_]

    (c) Have you ever been treated for or diagnosed as having Acquired Immune Deficiency (AIDS) or AIDS related
        complex (ARC) or tested positive on an AIDS related test, including HIV?                                           [_]   [_]

Give details to each "yes" answer to questions 11(a) through 11(c).

------------------------------------------------------------------------------------------------------------------------------------
 Question # |              Description of Disorder               |  Date  |               Attending Physician and Hospital
------------------------------------------------------------------------------------------------------------------------------------
            |                                                    |        |
------------------------------------------------------------------------------------------------------------------------------------
            |                                                    |        |
------------------------------------------------------------------------------------------------------------------------------------
            |                                                    |        |
------------------------------------------------------------------------------------------------------------------------------------
            |                                                    |        |
------------------------------------------------------------------------------------------------------------------------------------
            |                                                    |        |
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                           YES   NO
     (d) Have you ever been rated for Life Insurance? If "Yes", give details. __________________________________           [_]   [_]
         _______________________________________________________________________________________________________
     (e) Has the proposed Insured used tobacco in any form during the past 12 months?                                      [_]   [_]
     (f) If the Insured does not qualify for Variable Life Insurance, would you like to apply for an annuity?              [_]   [_]
------------------------------------------------------------------------------------------------------------------------------------
                                   APPLICATION DECLARATIONS & AGREEMENTS OF THE PROPOSED INSURED

The Proposed Insured declares for himself, and all other interested parties, that all of the answers in the 3 pages of this application and any supplements to it are full, complete and true to the best of the proposed insured's knowledge and belief. The proposed insured also agrees that: (1) these answers as written: (i) were given to induce the Company to issue a Policy; and (ii)
shall form the basis for and become a part of any Policy issued on this application; (2) except as otherwise provided in the
Conditional Receipt with the same serial number as this application, no Policy will be effective until it is: (i) issued; (ii)
delivered to the applicant; and (iii) the full first premium paid, all during the lifetime and good health of the insured; (3) the
Company may issue a Policy different from that specified in this application by listing the difference(s) on the Policy Data Page, and acceptance of such different Policy will be a ratification of the changes except in those states that require agreement by the owner in writing; and (4) only the President or a Vice President or the Secretary of the Company has the authority to waive any of the Company rights or requirements or to waive or alter any of the provisions of: (i) this application; or (ii) any Policy issued on this application.

Dated at _________________________________________________________    ___________________________________________________________
                City                         State                    Signature of Proposed Insured (if age 16 or older)

this __________ day of _______________________________, __________    ___________________________________________________________
                                                                      Signature of Owner or Premium Payer

Witnessed by _____________________________________________________    ___________________________________________________________
                    Signature of Licensed Agent                       Signature of Joint Owner

Print Agent's Name _______________________________________________    State License Number ______________________________________


                                     SIGNATURE REQUIRED IF CONDITIONAL RECEIPT TO BE DETACHED

I hereby certify that I have read and received the Conditional Receipt, and agree to its terms. I understand that the Company will not permit acceptance of my deposit or detachment of the Conditional Receipt unless this statement is true.

___________________________________________________________             ___________________________________________________________
 Signature of Proposed insured (if age 16 or older)                      Signature of Premium Payer
------------------------------------------------------------------------------------------------------------------------------------
13. SOLICITING AGENT'S REPORT - THESE QUESTIONS MUST BE ANSWERED IN EVERY CASE                                             YES   NO
------------------------------------------------------------------------------------------------------------------------------------
(a) As agent, do you certify that on the date of this application you asked the Proposed Insured each question in the application, recorded the answers given you, witnessed such person's signature and collected the initial premium shown in the application? You further certify that, to the best of your knowledge and belief, such person is of good moral character and temperate habits, and you know nothing that is not stated herein that would adversely
    affect such person's insurability?                                                                                     [_]   [_]
------------------------------------------------------------------------------------------------------------------------------------
(b) As Agent, do you have knowledge or reason to believe that replacement of existing business may be involved?            [_]   [_]
------------------------------------------------------------------------------------------------------------------------------------
(c) As Agent, have you complied with State Replacement Regulations?                                                        [_]   [_]
------------------------------------------------------------------------------------------------------------------------------------
(d) As Agent, did you include individualized sales proposals in your presentations? (If Proposed Insured replaces insurance products, then, comparative information forms for each policy to be replaced and copies of all sales
    material must be included with this application sent to Home Office.)                                                  [_]   [_]
------------------------------------------------------------------------------------------------------------------------------------
(e) Did you see the person proposed for insurance when the application was completed?                                      [_]   [_]
------------------------------------------------------------------------------------------------------------------------------------
(f) What is your estimate of premium payers annual income? ________________________________________  Net Worth? ____________________
------------------------------------------------------------------------------------------------------------------------------------
Dated at ___________________ this ____ day of _____________________________, _____   _______________________________________________
                                                                                              Licensed Agent's Signature
Branch Ofc. No. (and PSO No.) _______________________________ Agent P.C. No. __________________  Social Security Number ___/__/____
------------------------------------------------------------------------------------------------------------------------------------
14. MEDICAL REQUIREMENTS ORDERED BY AGENT/BRANCH OFFICE:  [_] Oral Fluid  [_] APS  [_] Exam  [_] Blood  [_] Military Medical Records
------------------------------------------------------------------------------------------------------------------------------------



                                     AUTHORIZATION TO OBTAIN, RELEASE AND DISCLOSE INFORMATION
I hereby authorize any physician, medical practitioner, hospital, clinic or other medical or medically related facility, insurance company, the Medical Information Bureau, or other organization, institution or person that has any records or knowledge of me, or my health to give to the American National Insurance Company or its Reinsurers any such information about me, with reference to my health and medical history and any hospitalization, advice, diagnosis, treatment, disease or ailment. I have received notification describing the Medical Information Bureau, and this authorization will be valid for two (2) years from its date.

To facilitate rapid submission of such information, I authorize all the above sources, except the Medical Information Bureau, to give such records or knowledge to any agency employed by the American National Insurance Company to collect and transmit such information. A photo copy of this authorization shall be as valid as the original.

Date ______________________________________        ______________________________________________________________________________
                                                   Signature of Proposed Insured (or parent if Proposed Insured is under age 16)

Witness ____________________________________

    ______________________________                      CONDITIONAL RECEIPT                   ____________________________
    | THIS RECEIPT SHALL BE VOID |              American National Insurance Company           |                          |
    |    IF ALTERED OR MODIFIED  |         One Moody Plaza, Galveston, Texas 77550-7999       |                          |
    ______________________________                                                            ____________________________
------------------------------------------------------------------------------------------------------------------------------------
                                        PREMIUM CHECKS MUST BE MADE PAYABLE TO THE COMPANY.
                                  DO NOT MAKE CHECK PAYABLE TO THE AGENT OR LEAVE THE PAYEE BLANK
------------------------------------------------------------------------------------------------------------------------------------
I have received $ _______________ in connection with an application for life insurance bearing the same number as this receipt. If each of the following four conditions is satisfied fully, then, subject to the Maximum Amount Limitation described below, insurance as provided by the terms and conditions of the policy applied for will become effective on the Effective Date, as defined below.
(1) The payment received with the application must equal the minimum initial premium required for the plan and amount of insurance applied for;
(2) All medical examinations and tests required under the Company's initial application requirements must be completed and the reports of those medical examinations and tests must be received at the Company's Home Office within 45 days after the date of this receipt;
(3) On the Effective Date, as defined below, the person proposed for insurance must be insurable for the specified amount requested in the application, and
(4) There is no material misrepresentation in the application.

MAXIMUM AMOUNT LIMITATION: At no time and in no event shall the total liability of the company under this receipt and all other receipts providing conditional insurance coverage with the company on the life of the person proposed for insurance exceed $250,000.

"Effective Date" means the latest of (a) the date of completion of the application, (b) the date of completion of all medical exams and tests required by the Company and (c) if the applicant requests a policy date which is later than the date of this receipt, the policy date requested by the applicant.

Refund of Payment: If one or more of the above conditions 1,2,3 or 4 have not been satisfied fully within 45 days after the date of this receipt, the Company's liability is limited to a refund of the amount paid. Only the President, a Vice President or Secretary of the Company has the authority to waive any of the Company rights or requirements or to waive or alter any of the provisions of this receipt or amend it in any way.

Dated at __________________________________ on ___________________, ________      __________________________________________________
                   City, State                      Month, Day                                   Licensed Agent's Signature

I have read this conditional receipt. It has been explained to me by the agent and I understand and agree to all conditions and limitations.

_______________________________________________________________        _____________________________________________________________
Signature of Proposed Insured (if age 16 or older)                     Signature of Owner or Premium Payer

                               AGENT: THIS NOTICE MUST BE REMOVED AND LEFT WITH THE PROPOSED INSURED
                                                AMERICAN NATIONAL INSURANCE COMPANY
                                           ONE MOODY PLAZA, GALVESTON, TEXAS 77550-7999

Thank you for considering American National Insurance company as your insurance carrier.

One of the prime objectives of our Company is to provide insurance at the lowest possible cost. The underwriting process (evaluation of risks) is necessary not only to assure this low cost, but also to assure that each policyholder contributes their fair share of the cost. In considering your application, information from various sources must, therefore, be considered. These include the results of your physical examination, if required, and any reports we may receive from doctors and hospitals who have attended you.

MEDICAL INFORMATION BUREAU (MIB) PRE-NOTIFICATION - Information regarding your insurability will be treated as confidential. The
American National Insurance Company or its Reinsurer(s) may, however, make a brief report thereon to the Medical Information Bureau, a non-profit membership organization of life insurance companies, which operates an information exchange on behalf of its members.
If you apply to another Bureau member company for life or health insurance coverage, or a claim for benefits is submitted to such a company, the Bureau, upon request, will supply such company with the information in its file.

Upon receipt of a request from you, the Bureau will arrange disclosure of any information it may have in your file. If you question the accuracy of information in the Bureau's file, you may contact the Bureau and seek a correction in accordance with procedures set forth in the Federal Fair Credit Reporting Act. The address of the Bureau's information office is Post Office Box 105, Essex
Station, Boston, Massachusetts, 02112, telephone number (617) 426-3660. The American National Insurance Company

                                                                                                                    See reverse side









                                                        CONDITIONAL RECEIPT
                                                AMERICAN NATIONAL INSURANCE COMPANY
                                                          One Moody Plaza
                                                    Galveston, Texas 77550-7999









or its Reinsurer(s) may also release information in its file to other life insurance companies to whom you may apply for life or health insurance, or to whom a claim for benefits may be submitted.

Fair Credit Reporting Act Pre-Notification - Federal and state laws require notification that, in connection with your application, we may request an investigative consumer report. In addition, such a report may be requested subsequently to update our records or if you apply for additional coverage. Upon written request, we will inform you whether or not an investigative consumer report was requested and, if such a report was requested, the address and telephone number of the investigative agency to which the request was made. By contacting the local office and providing the proper identification, you may inspect or, for the appropriate fee, receive a copy of such report.

Typically, the report will contain information as to character, general reputation, personal characteristics and mode of living, which information is obtained through an interview with you or an adult member of your family, employers or business associates, financial sources, friends, neighbors or others with whom you are acquainted. The information will consist, when applicable, of a confirmation of your identity, age, residence, marital status, and past and present employment including occupational duties, financial information, driving report, sports and recreational activities, health history, use of alcohol or drugs if any, living conditions and type of community.
